EXHIBIT 3.01

DEAN HELLER

Secretary of State

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206 North Carson Street

Carson City, Nevada  89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Articles of Incorporation

     (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corpoaration:	AT&S HOLDINGS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	SILVER SHIELD SERVICES, INC. 933 Woodside Drive, Suite 202 Carson City, Nevada 89701
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 30,000,000	Par value: $0.001	Number of shares without par value: -0-
4. Names and Addresses of Board of Directors/Trustees: (attaché additional page if there is more than 3 directors/trustees)	Richard G. Honan 3505 Manchester Trwy. Kansas City Missouri 64129
Richard G. Honan II 3505 Manchester Trwy. Kansas City Missouri 64129
Jeffrey N. Orr 3505 Manchester Trwy. Kansas City Missouri 64129
1. Purpose: (optional – see instructions)	The purpose of this Corporation shall be: Company shall serve as a holding company and any other lawful purpose.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	/s/ Richard G. Honan II Richard G. Honan II _________________________________ Signature 3505 Manchester Trwy. Kansas City Missouri 64129
7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.
/s/       Aaron Shoal                                                             December 11, 2003 ______________________________________              _________________
Authorized Signature of R.A. or on Behalf of R.A. Company                 Date

This form must be accompanied by appropriate fees.  See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003

Revised on: 11/21/03